Exhibit 2.1

FORM OF SPECIMEN SHARE CERTIFICATE

STOCK CERTIFICATE No.	SHARES

ENDESA AMÉRICAS S.A.

Tax identification No. (R.U.T.) 76.536.351-9

Domiciled at Santa Rosa 76, Santiago

Limited Liability Stock Company

Registered in the Securities Registry under No. [●]

Company legally incorporated on February 1st, 2016, by public deed signed on January 11, 2016, in the presence of Mr. Pedro Sadá Azar, Notary Public No.44 of Santiago. The public deed was registered in the Santiago Commerce Registry in Folio 4,284, No. 2,568 of 2016 and published in the Diario Official on January 20, 2016. Its incorporation was duly authorized by Resolution No. [•] of [•], 2016 issued by the Superintendence of Securities and Insurance.

Stock certificate issued on behalf of [name]

Tax identification (R.U.T.) or identity card No.

for [number of shares spelled out]

SHARES WITHOUT PAR VALUE, OF A SINGLE SERIES, COMPLETELY PAID UP AND

SUBJECT TO THE STIPULATIONS OF THE COMPANY’S BY-LAWS AND REGISTERED

IN THE REGISTRY OF SHAREHOLDERS UNDER No.

SANTIAGO, CHILE [date]

Chairman of the Board	Chief Executive Officer